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                                                                  EXHIBIT 10.27
TRANSLATION FROM THE HEBREW ORIGINAL

RENTAL CONTRACT

Prepared and signed in Tel-Aviv on 8th day of January, 1996


Between

Yehudit Pomerantz, ID# 5057196
Ofer Pomerantz, ID# 5338270
Irit Pomerantz, ID# 5724172
Jointly and severally
30 Kaplansky Street, Givatayim
(hereinafter: "the Landlord")

Parties of the first part

And Between

DSPC Israel Ltd.
11 Ben Gurion Street, Givat Shmuel
(hereinafter: "the Tenant")

Party of the second part



Whereas:      The Landlord is the owner of the building as detailed below;

Whereas:      The Landlord is interested in renting to the Tenant and the Tenant is interested in renting from the Landlord the property as detailed below in accordance with the contractual terms set forth below;


Therefore it was agreed to and declared between the parties as follows:

1.      Preamble
The Preamble to this contract and its attachments represent an integral part of the contract.

2.      Definitions


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2.1     "The Building" -- a three-story building, penthouse and basement that is located at 18 Ben Gurion Street, Givat Shmuel, and which is known as plot number 952 of parcel number 6189.

2.2 "The Rental Property" -- an area of approximately 485 square meters (gross) in the Building and which represents the entire first floor according to the blueprint presented as Attachment A to the contract, including the proportionate common areas of the Building's ground floor.

3.      Rental Period
3.1 The Landlord rents to the Tenant and the Tenant rents from the Landlord the rental property for a period of 36 months commencing on April 1, 1996 and terminating on March 31, 1999, (hereinafter: "the Rental Period".)

3.2 The rental period will be extended for a period of 36 months commencing on April 1, 1999, and will terminate on March 31, 2002 (hereinafter: "the Extended Rental Period") unless the Landlord receives from the Tenant a written notification of his intent not to exercise the renewal option six months prior to the expiration of the rental period.

4.      Intended Use
The intended use of the rental property is to be utilized by the Tenant, as offices that serve the Tenant in his various activities only in the high-technology industry (hereinafter: "intended use"), and the Tenant consents not to use the rental property or part thereof for any other use whatsoever.

The above paragraph constitutes a material portion of the contract and any breach will be considered a breach of the contract.

5.      Declarations and Obligations of the Tenant
        The Tenant declares as follows:

5.1 The Tenant declares that it is familiar with and is informed regarding the building, and the rental property, and the areas that relate to it and has found them suitable for its intended purpose and relinquishes any claim that they are unfit for use to the Tenant.

5.2 The Tenant declares that it is familiar with and is informed regarding the area and vicinity of the rental property, checked the blueprints and investigated the plans that outline permissible use in the rental property according to the building plan and according to the permits issued by the Givat Shmuel Regional Council.

6.      Rental Payment
6.1 The Tenant will pay to the Landlord monthly rental payments for the entire duration of the rental contract amounts equal to $7,275, in New Israeli Shekels.


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The rental payment will be converted to NIS upon signing of this contract according to the representative conversion rate of the US dollar as published by the Bank of Israel, that is known at that time and, from that time, the payment will be linked to the Consumer Price Index as stated below.

6.2 In the event that the Tenant will exercise the option, the rental payments will be increased for the extended rental period (at the beginning of the extended rental period) at a rate of 7%, above the rental payments due as stipulated according to this contract at the end of the rental period (rental payments in addition to all of the linkage differences up until the said date) (hereinafter: "Extended Rental Period Payments".)

6.3 The rental payments for the extended rental period will be linked to the Consumer Price Index in accordance with the stipulations of this contract.

6.4 At the date of signing this contract, rental payment will be paid for a single month only.

        On April 1, 1996, payment will be made for two month's rent.

Beginning on July 1, 1996, and for the remainder of the rental period and for the extended rental period, should it be exercised, rental payments will be made for each 3-month period in advance, on the 1st of each month in which a payment is to be made.

6.5 Rental payments will be linked to the Consumer Price Index according to the terms as follows:

6.5.1 "Consumer Price Index" - The index known as the Consumer Price Index as published by the Central Agency for Statistics and Financial Investigation and every index like it unless this index is replaced by a different authorized governing body whether it be comprised of the same components or not.

        "The Base Index" - The index for the month of November 1995, published on December 15, 1995.

        "The New Index" - For each and every rental payment--the latest published index published immediately prior to the date designated for a specific payment or prior to actual payment, whichever is higher.

6.5.2   Calculation Method
If on the actual payment date of each rental payment, the new index is higher than the base index, then the rental payment will increase proportionately to the increase in the change between the base index and the new index. If, on the actual rental payment date of each rental payment the new index will be different than or lower than the base index, then the rental payment will remain the same with no change.


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6.6     Value Added Tax will be added to each and every rental payment and will be paid in full according to the Value Added Tax rate in effect at the time of payment. The Landlord will issue a tax invoice as required by law.

7.      Decrement of the Rental Period
        The Tenant does not have the right to alter the conclusion of this contract prior to the end of the rental period as described in Paragraph 3.1, above, and/or prior to the end of the extended rental period, should it be exercised. Any lapse in the use of the rental property and/or abandonment of the rental property prior to the date referenced below does not release the Tenant from its obligations according to this contract including, and without detracting from the generality of the above, the Tenant's obligation to pay rental payments to the Landlord.

8.      Taxes and Payments
8.1 Governmental property taxes and other obligatory payments that, according to the law, are the responsibility of the property owner, as distinguished from the occupant, will be paid by the Landlord.

8.2 All other taxes, levies, fees, and payments, without exception, that relate to the rental period and the extended rental period, should it be exercised, will be paid by the Tenant, including:

8.2.1 All taxes, fees, and levies imposed by the Regional Council that apply to the rental property and its use therein and the business being conducted therein by the Tenant.

8.2.2 Invoices for water, electricity, and telephone that relate to the Tenant.

8.2.3 All payments that relate to maintenance of the rental property without exception.

8.2.4 28% of the total general building maintenance including expenses related to elevator maintenance, elevator insurance, maintenance of the electrical system, garden, and sewage.

The payments will be made immediately upon the Landlord's first demand to which a detailed invoice will be attached.

8.2.5 In addition to everything stated above, the Tenant will pay to the Landlord a co-operative maintenance and upkeep payment in the amount of $1.00, plus Value Added Tax, for each square meter of the rental property, which will be converted to NIS and linked to the Consumer Price Index and paid together with the regular rental payment.

9.      Permits
9.1 The Tenant is obligated to obtain the required permits to operate a commercial enterprise in accordance with the intended use of the rental property from the appropriate


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governing bodies.  The Tenant agrees to perform its commercial activities in accordance with the said permits, without deviation, as required by Law and any governing body.

9.2 The Landlord is in no manner responsible for the receipt of the proper commercial permits relating to the rental property, and the Tenant alone will act to this end and is responsible for obtaining the said permits.

10.     Alterations and Renovation
10.1 The Tenant agrees not to perform any alterations or corrections that include additions or building of any sort, in any definition of the term, in the rental property (hereinafter comprehensively termed: "renovation") without prior written consent from the Landlord.

10.2 In the event that the Tenant desires to perform any renovation, it must present a detailed plan of renovation. Upon the plan's approval by the Landlord and renovation performed by the Tenant, the Landlord has the right, upon the completion of this contract, to demand that the Tenant demolish the renovation and, in this case, the Tenant must demolish the renovation and perform any required corrective maintenance to return the rental property to its condition prior to the renovation, all this to be completed within 14 days of the Landlord's demand, or to leave the renovation in the ownership of the Landlord and the Tenant agrees that the renovation will be the sole property of the Landlord without any compensation for it.

11.     Furnishings
The Tenant may furnish the rental property provided that the installation of the furnishings do not damage the rental property.

12.     Use of the Rental Property
12.1 The Tenant agrees to use the rental property in a careful and reasonable manner, to preserve a state of cleanliness of the property and its surrounding area, to prevent destruction and damage in the rental property including all of the appliances that serve the Tenant whether they serve only the Tenant or together with other Tenants, excluding only damage or depreciation that result from normal or reasonable use.

12.2 The Tenant is required to immediately repair any damage and/or destruction to the rental property or its appliances as stated in Paragraph 12.1, above, (excluding only damage or depreciation that results from normal and reasonable use) and to immediately replace, with an equal replacement, any accessory installed in the rental property that was lost or destroyed.

12.3 In the event that the Tenant did not perform the repairs required of it as stated, or if it did not replace any part which it is so required to replace as stated, the Landlord may, but is not obligated to, perform the repairs at the expense of the Tenant, and, in any case, the Tenant is obligated to repay the Landlord, in full, for any damage, destruction, or loss


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as stated excluding only damage or destruction that results from normal or reasonable use.

12.4 The Landlord is not compelled to perform any repairs during the term of the rental period or the extended rental period, should it be exercised, except for repairs as a result of faulty building. Repair of plumbing, sewage, and electricity that is internal to the walls and water damage or water penetration from the external walls, that result from reasonable use by the Tenant of the said appliances, only, will be repaired by the Landlord within 30 days of the Tenant's demand. After this period, the Tenant may perform the repairs at the Landlord's expense.

13.     Responsibility for Damage
13.1 The Tenant assumes responsibility towards the Landlord and to any third-party whatsoever for any damage, of any type, that may result to any person or property, including, and without detracting from the generality of the above, visitors to the rental property, the Tenant's employees, and to any other person that finds himself within the boundaries of the rental property, that results from the condition of the rental property and/or the installed equipment therein and/or, the Tenant's actions and/or, from the provision of services within the rental property, and/or, within its immediate surroundings and/or the property of and/or the jurisdiction of the Tenant.

13.2 Without detracting from the instructions stated in Paragraph 13.1, above, the Tenant agrees to take all steps necessary to cancel any demand and/or claim against the Landlord for any damage as described in Paragraph 13.1, above, and to indemnify the Landlord for any monies that the Landlord may be required to pay as a result of said demand and/or, claim, as mentioned above, within 15 days from the initial demand for payment from the Landlord provided that the Landlord notified the Tenant of any demand and/or claim, as above mentioned, within 15 days that he became aware of the demand and/or claim, as above mentioned, and permitted the Tenant to defend itself accordingly.

14.     Insurance
14.1 Without diminishing the Tenant's obligations and responsibility according to this contract, the Tenant agrees to maintain, at it own expense, for the entire duration of the rental period and the extended rental period, should it be exercised, the following forms of insurance:

14.1.1 Comprehensive insurance covering the rental property (including loss of rental income) that will be underwritten through participation in the Landlord's comprehensive insurance policy and taken out by the Landlord, for the proportion of the rental property in the building.

14.1.2 Third party insurance (including itself and its employees) for any bodily injury or property damage resulting from any source through the rental property.

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14.1.3  The Tenant's property insurance will include cancellation of the subrogation clause towards the Landlord.
14.2    The following clarifications apply the following types of insurance:
14.2.1 The insurance company will be any reasonable insurance company that the Landlord will agree to.

14.2.2 The Tenant will present to the Landlord copies of the insurance policies above mentioned.

14.2.3 The third party insurance policy will include a paragraph stating that the terms of the policy may not be downgraded and that the policy may not be cancelled, except with the written approval of the Landlord.

15.     Signs and Advertisements
The Tenant agrees not to hang, install, or graphically depict symbols or advertising messages, of any type, on any part of the building that the Tenant occupies without prior approval of the Landlord, and similarly, not to use any portion of the building except for the rental property except for use as access to the rental property without detracting from the statements above, in the event that any type of the Tenant's property is found outside of the rental property, the Landlord has the right to remove them from any place that they may be found, at the Tenant's expense, and the Landlord has no responsibility regarding the property whatsoever.

16.     Visitation
The rights of the Landlord or his appointee:

16.1 To enter the rental property at any reasonable time in order to verify that the terms and conditions of the contract are being upheld upon prior notification of the Tenant and accompanied with a representative of the Tenant.

16.2 To enter the rental property, at any reasonable time and with prior arrangement, to perform in the rental property, building maintenance required for the building or any part thereof.

16.3 During the last three months of the rental period and/or the extended rental period, should it be exercised, to enter the rental property during generally accepted working hours together with visitors, whose number shall not be greater than 4, with 24 hour advance notice to the Tenant.

The Tenant agrees not to deny the Landlord access to the rental property, as stated, to perform the said maintenance.

17.     Non Transference of Rights
17.1 The Tenant agrees not to transfer the rental of the rental property, or any part thereof, to another, not to give, not to transfer, and not to rent the property, or any part

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thereof to another, not to allow use by another, in the rental property, or any part thereof, not to include another in the rental property's possession, and/or use, and/or enjoyment of the rental property, or any part thereof, and/or in the commercial enterprise being conducted in the rental property and not to assign any rights in the rental property, or any part thereof, whatsoever, to another. All these whether compensation received or without compensation.

17.2 The restrictions stated in Paragraph 17.1, above, do not apply to use of the rental property by the Tenant's parent company, DSP Communications Inc., (owners of controlling interest in the Tenant) and/or a different company controlled by the Tenant, and/or the Tenant's parent company on providing that the Tenant is solely responsible for fulfilling its obligations according to this rental contract.

17.3 The transfer of shares and/or the issue of shares by the Tenant are deemed as assignment of rights for the purposes of this contract, except for transfers that do not alter controlling interest of the Tenant.

17.4 Notwithstanding the above paragraphs, the Tenant may sub-let portions of the rental property (that shall not constitute more than 50% of the rental property), and shall not be more than 2 sub-tenants at any given time, and this only under the provision that prior written approval is granted by the Landlord.

The Landlord shall not withhold the granting of said approvals, unless substantiated by reasonable cause.

17.5 In any event, the Tenant shall be responsible for the performance of the terms and conditions set forth in this contract for the areas that are sub-let.

18.     Vacation
18.1 The Tenant agrees that no later than March 31, 1999, or on the date that the rental contract expires, or upon expiration of the extended rental period, should it be exercised, or on the date that this contract reaches its end (hereinafter: "Vacation Date"), the Tenant will vacate the rental property and return it to the Landlord. The Tenant agrees that on the vacation date and upon returning the rental property to the Landlord, the rental property will be free and clear of any person or Tenant's belongings, orderly, and in good condition, except for normal and reasonable use, in the same condition that the property was received, according to Paragraph 12, above.

18.2 In the event that the Tenant did not fulfill its obligations as detailed in Paragraph 18.1, above, then, and without detracting from the Landlord's rights to exercise its rights in any manner it sees fit, the Tenant will be obligated to pay to the Landlord up to and until such time that the Tenant did not fulfill its obligations above mentioned, a usage fee to be paid in NIS equal to $500 US for each day as fixed compensation and agreed to in advance. It is explicitly declared and agreed to between the parties that the amount of the compensation is set in advance after proper and cautious consideration of the damage

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imposed on the Landlord in the event that the Tenant does not vacate the rental property on the appropriate date as stated and that any claim by the Tenant that the amount is a penalty will not be given consideration, and the Tenant will be prevented from making such a claim.

19.     Securities
19.1 In order to insure that the Tenant will fulfill all of its obligations according to this contract (including vacation of the rental property) and to reduce the burden of collecting the sums due to the Landlord from the Tenant according to this contract, including the amounts described in Paragraph 8, the Tenant will furnish to the Landlord upon signing of this contract:

19.1.1 A bank guarantee in the amount of NIS 100,000, linked to the Consumer Price Index as detailed in Paragraph 6, above, for the entire duration of the rental period including the extended rental period, should it be exercised, valid for 30 days after expiration of the rental period and/or the extended rental period, should it be exercised.

19.1.2 Three (3) promissory notes in the amount of NIS 50,000 each, linked to the Consumer Price Index as detailed in this contract, signed by the Tenant as the issuer of the promissory notes, that will be deposited with Yoav Schnitzer, Attorney, in escrow (hereinafter: "Trust administrator") and will be transferred to the Landlord by the trust administrator upon demand of the Landlord, only after the trust administrator notifies the Tenant of his intent 15 days in advance, wherein the reason for transfer of the promissory notes to the Landlord is stated.

19.2 In any event that monies are due to the Landlord by the Tenant according to this contract, including rental payments, the Landlord is permitted to use the bank guarantee and/or the promissory notes in an amount equal to the debt outstanding due to the Landlord by the Tenant, should there be any, and to this end, the Landlord has the right to utilize the bank guarantee and to use any alternative means to collect the promissory notes provided that the Landlord provide a written letter of intent to the Tenant 7 days in advance.

19.3 It is declared and agreed to between the parties that utilization of the bank guarantee and/or the collection of the promissory notes by the Landlord do not diminish the rights of the Landlord in collection from the Tenant of any damages it sustained as a result of the Tenant's breach of any of its obligations as set forth in this contract and/or, to restrict the Landlord in exercising its said rights and/or, to limit its compensation and/or, damages that are due to the Landlord as a result of the Tenant's breach of any of its obligations as set forth in this contract.

19.4 In any event that the Landlord utilizes the securities, and/or any of them and/or the securities have expired, and/or any of them, the Tenant agrees to present to the Landlord new securities of comparable value and composition to the bank guarantee or

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promissory notes that were used or expired within 7 days of the date of notification by the Landlord that the securities were realized or expired.

20.     Major Terms and Conditions - Breaches, and Agreed Upon Compensation
20.1 The parties declare that all of the terms and conditions detailed in Paragraphs 3, 4, 5, 6, 7, 8, 9, 10, 12, 13, 14, 17, 18, 19, and 20 and their sub-paragraphs in this contract constitute major terms and conditions and their breach will be considered a fundamental breach of this contract.

Any breach and/or non-fulfillment of any condition or obligation as described in the above referenced paragraphs by the Tenant will entitle the Landlord to notify the Tenant that the rental, according to this contract, has been breached and is terminated and the Tenant must vacate the rental property, according to Paragraph 18, above, within 15 days of said notification, and this does not limit the rights of the Landlord to receive all of the rental payments and the other amounts it was entitled to had the contract been in force, and this does not diminish its right to seek other support or remedies, including compensation for any damage that the Landlord incurs as a result of the breach or non-fulfillment as described above.

20.2 Without detracting from the rights of the Landlord afforded him through this contract, the Landlord maintains the right to claim interest from the Tenant in any case of delay in the payment of the rental payment or other payments the Tenant is obligated to the Landlord according to this contract, the rate of interest will be the maximum interest rate charged by Bank Leumi Ltd. for accounts over their limit.

21.     Independence from the Tenants' Protection Law
The Tenant declares that it has not and will not provide key-money for the rental property and/or in consideration of the rental property and that on the date of the inception of the Tenant's Protection Law (Various Articles) - 1968, the rental property was not occupied by any occupant with rights relative to the rental property and that the Tenants' Protection Law (Comprehensive Version) - 1972 will not apply to it, and/or its dependents, and/or as it relates to the Law.

22.     Transfer of the Rights of the Landlord
The Landlord may transfer his rights in the rental property to others according to this contract without any consent on behalf of the Tenant provided that the rights of the Tenant are in no way affected.

23.     Stamps
The stamp expense will be born equally between the parties.

24.     Other Instructions
24.1 Any compromise by any of the parties to this contract will not be deemed as renouncement of its rights or agreement on his part to any compromise and/or

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modification of the terms of this contract unless the renouncement or agreement is performed explicitly, in writing.

24.2 Any modification and/or addition to this contract shall not take effect unless performed in writing and signed by the relevant parties.

24.3 All payments incumbent upon the Tenant according to this contract, including the rental payment, will have Value Added Tax added, as prescribed by the rate according to the Law, that will be paid by the Tenant together with the said payment.

25.     Correspondence
The addresses of the parties are:

Landlord:     30 Kaplansky Street, Givatayim

Tenant:       __________________________

All correspondence that will be sent to any of the parties to the address that appears next to its name will be considered as though delivered to its destination 72 hours after sent via registered mail and/or 24 hours after delivered by means of courier.



Agreed to between the parties as signed



/s/ Joseph M. Perl, Ph.D    /s/Yehudit Pomerantz    /s/ Ofer Pomerantz
------------------------    --------------------    -------------------
DSPC Israel Ltd.            Yehudit Pomerantz       Ofer Pomerantz

/s/ Irit Pomerantz
------------------
Irit Pomerantz